Shore Bancshares Reports Third Quarter and Nine-Month Results

EASTON, Md., Oct. 23, 2014 /PRNewswire/ -- Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $1.262 million or $0.10 per diluted common share for the third quarter of 2014, compared to net income of $1.305 million or $0.13 per diluted common share for the second quarter of 2014, and a net loss of $11.4 million or $(1.35) per diluted common share for the third quarter of 2013. The Company reported net income of $3.8 million or $0.37 per diluted common share for the first nine months of 2014, compared to a net loss of $10.8 million or $(1.28) per diluted common share for the first nine months of 2013.

On September 30, 2014, CNB, one of the two banking subsidiaries of Shore Bancshares, Inc. announced the appointment of CNB CFO, Edward C. Allen as President and Chief Executive Officer, effective immediately following the resignation of F. Winfield Trice, Jr. as the bank's President, Chief Executive Officer, and member of the CNB Board of Directors. As a result of Mr. Trice's resignation, the Company recorded approximately $400 thousand in severance and related benefit expenses which represents $.02 per common share in after tax expense.

When comparing the third quarter of 2014 to the second quarter of 2014, the primary reasons net income decreased was the resignation discussed above resulting in an increase of salaries and wage expense in the third quarter of $397 thousand, which was mainly offset by an increase in net interest income of $189 thousand and a decrease in credit loss provision of $175 thousand. When comparing the third quarter of 2014 to the third quarter of 2013, the main reason for the improved results was a decline in the provision for credit losses of $21.7 million, which was impacted by the sale of loans and other real estate owned (the "Asset Sale") by the company's other banking subsidiary, The Talbot Bank of Easton in 2013. When comparing the first nine months of 2014 to the first nine months of 2013, improved earnings were due to a decline in the provision for credit losses of $24.6 million partially offset by a decrease in net interest income of $900 thousand.

"Excluding the onetime severance charge to net income net of tax, we reflected a 16.2% increase over the linked quarter. We are pleased with the improvement of our credit metrics and our continued positive earnings trend," said Lloyd L. "Scott" Beatty, Jr., President and Chief Executive Officer. "Our credit profile continues to improve with total nonperforming assets and accruing troubled debt restructurings declining $2.0 million, or 4.5%, from the end of the second quarter of 2014, and $32 million, or 42.9%, since September 30, 2013."

Balance Sheet Review

Total assets were $1.096 billion at September 30, 2014, a $42.1 million, or 4.0%, increase when compared to $1.054 billion at the end of 2013. The slightly higher amount of total assets was primarily due to the second quarter capital raise which was invested in AFS investment securities which increased $76.2 million, which was partially offset by the decline in interest-bearing deposits with other banks of $30.3 million and loans, including loans held for sale of $3.5 million. Loans held for sale at December 31, 2013 were reclassified to loans during the first quarter of 2014.

Total deposits at September 30, 2014 increased $7.2 million, or .77%, when compared to December 31, 2013. The increase in total deposits was mainly due to an increase in noninterest-bearing deposits of $17.4 million, partially offset by a decline in interest-bearing demand deposits of $10.2 million. Total stockholders' equity increased $35.4 million, or 34.2%, when compared to the end of 2013 primarily due to the stock sale in the second quarter of 2014 which resulted in $31.2 million in net proceeds. At September 30, 2014, the ratio of total equity to total assets was 12.65% and the ratio of total tangible equity to total tangible assets was 11.58%, higher than the 9.80% and 8.41%, respectively, at December 31, 2013.

Total assets at September 30, 2014 increased $44.9 million, or 4.3%, when compared to total assets at September 30, 2013. The increase in assets was due to higher investment securities of $87.4 million that was partially offset by a decline in loans and loans held for sale of $13.6 million and $23.6 million, respectively. The decline in loans was primarily a result of the Asset Sale during the fourth quarter of 2013, loan charge offs and net loan repayments. Total deposits increased $10.2 million, or 1.1%, when compared to September 30, 2013. The increase in total deposits was mainly due to an increase in noninterest-bearing deposits of $24 million, which was partially offset by a decline in interest-bearing deposits of $13.7 million. Total stockholders' equity increased $36.7 million, or 36.0%, when compared to September 30, 2013 primarily as a result of the stock sale.

Review of Quarterly Financial Results

Net interest income was $8.6 million for the third quarter of 2014, compared to $8.4 million for the second quarter of 2014 and $8.8 million for the third quarter of 2013. The increase in net interest income when compared to the second quarter of 2014 was mainly due to higher volumes of and yields earned on average investment securities and lower volumes of and rates paid on average time deposits. The decline in net interest income for the third quarter of 2014 when compared to the third quarter of 2013 was primarily due to lower volumes of and yields earned on loans, partially offset by lower volumes of and rates paid on time deposits and money market and savings deposits. The Company's net interest margin was 3.38% for the third quarter of 2014, compared to 3.49% for the second quarter of 2014 and 3.54% for the third quarter of 2013 the decrease in net interest margin was primarily due to lower volumes of and yields earned on loans, partially offset by higher volumes of and rates paid on investment securities.

The provision for credit losses was $775 thousand for the three months ended September 30, 2014. The comparable amounts were $950 thousand and $22.5 million for the three months ended June 30, 2014 and September 30, 2013, respectively. The lower level of provision for credit losses when comparing the third quarter of 2014 to the second quarter of 2014 was primarily due to declines in nonaccrual loans and loan net charge-offs. The lower level of provision for credit losses when comparing the third quarter of 2014 to the third quarter of 2013 was primarily due to decreases in both loan net charge-offs and nonaccrual loans. Net charge-offs were $1.2 million for the third quarter of 2014, $1.9 million for the second quarter of 2014 and $26.8 million for the third quarter of 2013. The ratio of annualized net charge-offs to average loans was .70% for the third quarter of 2014, 1.10% for the second quarter of 2014 and 13.81% for the third quarter of 2013. The ratio of the allowance for credit losses to period-end loans was 1.22% at September 30, 2014, lower than the 1.28% at June 30, 2014 and 1.57% at September 30, 2013, which reflects improved credit quality in the loan portfolio.

At September 30, 2014, nonperforming assets were $17.5 million, a decline of $1.9 million, or 9.6%, when compared to June 30, 2014. Additionally, accruing troubled debt restructurings ("TDRs") decreased .61% to $25.2 million at September 30, 2014 from $25.4 million at June 30, 2014. When comparing September 30, 2014 to September 30, 2013, nonperforming assets decreased $13 million, or 42.7%, and accruing TDRs decreased $19 million, or 43%. The positive trend in nonperforming assets and TDRs when comparing September 30, 2014 to September 30, 2013 was mainly accomplished with the previously-mentioned Asset Sale as well as the continued workout efforts over the last 12 months. At September 30, 2014, the ratio of nonperforming assets to total assets was 1.60%, lower than the 1.82% and 2.21% at June 30, 2014 and September 30, 2013, respectively. In addition, the ratio of accruing TDRs to total assets at September 30, 2014 was 2.30%, compared to 2.39% at June 30, 2014 and 4.21% at September 30, 2013.

Total noninterest income for the third quarter of 2014 decreased $534 thousand, or 11.8%, when compared to the second quarter of 2014 and decreased $798 thousand, or 16.7%, when compared to the third quarter of 2013. The decrease from the second quarter of 2014 was due to the sale of Tri-State General Insurance Agency, LTD ("TSGIA") the Company's wholesale insurance subsidiary, which resulted in a gain of $114 thousand recorded in the second quarter of 2014, and the loss of commission income of $728 thousand for the third quarter of 2014. These transactions in the prior quarter were partially offset by an increase in retail commissions of $370 thousand. The decreases from the third quarter of 2013 were the result of a nonrecurring adjustment from an insurance investment of $297 thousand and the loss of commission income of $756 thousand as the result of the TSGIA sale discussed above, partially offset by increases in retail commissions of $208 thousand.

Total noninterest expense for the third quarter of 2014 decreased $98 thousand, or 1.0%, when compared to the second quarter of 2014 and decreased $149 thousand, or 1.5%, when compared to the third quarter of 2013. The decreases from the second quarter of 2014 and the third quarter of 2013 were primarily due to a decline in operating expenses of $836 thousand as a result of the sale of TSGIA discussed above. This decline was offset by increases in salary and wages of $397 thousand as a result of the cost of severance and related benefits for the former Chief Executive Officer of CNB and $189 thousand in write-downs of other real estate owned. The decreases from the third quarter of 2013 were the result of the transactions noted in the prior quarter of 2014.

Review of Nine-Month Financial Results

Net interest income for the first nine months of 2014 was $25.4 million, a decrease of 3.4% when compared to the first nine months of 2013. The decrease was primarily due to lower volumes of and yields earned on loans, partially offset by lower volumes of and rates paid on time deposits and money market and savings deposits. The average balance on loans along with the decrease in rates resulted in the net interest margin declining to 3.46% for the first nine months of 2014 when compared to 3.48% for the first nine months of 2013.

The provision for credit losses for the nine months ended September 30, 2014 and 2013 were $2.7 million and $27.3 million, respectively, while net charge-offs were $4.8 million and $32 million, respectively. The ratio of year-to-date annualized net charge-offs to average loans was .91% for the first nine months of 2014 and 5.48% for the first nine months of 2013.

Total noninterest income for the nine months ended September 30, 2014 increased $66 thousand, or 0.5%, when compared to the same period in 2013. Included in total noninterest income for the first nine months of 2013 were the $1.3 million loss incurred to terminate the interest rate caps and the $913 thousand in gains on sales of investment securities. In addition, insurance agency commissions decreased $381 thousand, other noninterest income decreased $150 thousand and trust and investment fee income grew $198 thousand in the first nine months of 2014 when compared to the first nine months of 2013.

Total noninterest expense for the nine months ended September 30, 2014 decreased $367 thousand, or 1.2%, when compared to the same period in 2013. The decrease was primarily due to lower write-downs of other real estate owned of $481 thousand, or 50.8%, and insurance agency commission's expense of $422 thousand, or 31.8%, which was partially offset by severance cost of $400 thousand.

Shore Bancshares Information

Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of two banks, The Talbot Bank of Easton, Maryland, and CNB; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc.; and an insurance premium finance company, Mubell Finance, LLC. Shore Bancshares, Inc. engages in the trust services business through the trust department at CNB under the name "Wye Financial & Trust". Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Shore Bancshares, Inc.						Page 4 of 11
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2014	2013	Change		2014	2013	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$ 8,636	$ 8,828	(2.2)%		$ 25,406	$ 26,306	(3.4)%
Provision for credit losses	775	22,460	(96.5)		2,700	27,310	(90.1)
Noninterest income	3,994	4,792	(16.7)		13,310	13,244	0.5
Noninterest expense	9,819	9,968	(1.5)		29,851	30,218	(1.2)
Income (loss) before income taxes	2,036	(18,808)	(110.8)		6,165	(17,978)	(134.3)
Income tax (benefit) expense	774	(7,416)	(110.4)		2,340	(7,169)	(132.6)
Net income	$ 1,262	$ (11,392)	(111.1)		$ 3,825	$ (10,809)	(135.4)

Return on average assets	0.46%	(4.24)%	470	bp	0.48%	(1.33)%	181	bp
Return on average equity	3.61	(39.68)	4,329		4.26	(12.66)	1,692
Return on average tangible equity (1)	4.06	(46.03)	5,009		4.98	(14.57)	1,955
Net interest margin	3.38	3.54	(16)		3.46	3.48	(2)
Efficiency ratio - GAAP	77.60	73.06	454		76.97	76.25	72
Efficiency ratio - Non-GAAP (1)	77.33	29.59	4,774		76.76	50.49	2,627

PER SHARE DATA
Basic net income (loss) per common share	$ 0.10	$ (1.35)	(107.4)%		$ 0.37	$ (1.28)	(128.9)%
Diluted net income (loss) per common share	0.10	(1.35)	(107.4)		0.37	(1.28)	(128.9)
Dividends paid per common share	-	-	-		-	-	-
Book value per common share at period end	10.99	12.06	(8.9)
Tangible book value per common share at period end (1)	9.94	10.16	(2.2)
Market value at period end	9.00	8.80	2.3
Market range:
High	9.03	9.06	(0.3)		10.49	9.06	15.8
Low	8.96	7.06	26.9		8.57	5.20	64.8

AVERAGE BALANCE SHEET DATA
Loans	$ 705,637	$ 772,008	(8.6)%		$ 707,347	$ 780,359	(9.4)%
Investment securities	221,537	124,020	78.6		187,126	137,240	36.3
Earning assets	1,015,767	993,068	2.3		984,397	1,014,243	(2.9)
Assets	1,093,103	1,064,919	2.6		1,062,266	1,088,150	(2.4)
Deposits	940,312	932,867	0.8		926,421	954,390	(2.9)
Stockholders' equity	138,615	113,904	21.7		120,180	114,120	5.3

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$ 1,245	$ 26,882	(95.4)%		$ 4,819	$ 32,000	(84.9)%

Nonaccrual loans	$ 12,718	$ 17,501	(27.3)
Loans 90 days past due and still accruing	-	9	(100.0)
Other real estate owned	4,799	5,776	(16.9)
Total nonperforming assets	17,517	23,286	(24.8)
Accruing troubled debt restructurings (TDRs)	25,246	29,439	(14.2)
Total nonperforming assets and accruing TDRs	$ 42,763	$ 52,725	(18.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.65%	10.70%	195	bp
Period-end tangible equity to tangible assets (1)	11.58	9.33	225

Annualized net charge-offs to average loans	0.70	13.81	(1,311)		0.91%	5.48%	(457)	bp

Allowance for credit losses as a percent of:
Period-end loans	1.22	1.57	(35)
Nonaccrual loans	67.67	64.57	310
Nonperforming assets	49.13	48.53	60
Accruing TDRs	34.09	38.39	(430)
Nonperforming assets and accruing TDRs	20.12	21.43	(131)

As a percent of total loans:
Nonaccrual loans	1.80	2.44	(64)
Accruing TDRs	3.58	4.10	(52)
Nonaccrual loans and accruing TDRs	5.38	6.54	(116)

As a percent of total loans+other real estate owned:
Nonperforming assets	2.47	3.21	(74)
Nonperforming assets and accruing TDRs	6.02	7.28	(126)

As a percent of total assets:
Nonaccrual loans	1.16	1.66	(50)
Nonperforming assets	1.60	2.21	(61)
Accruing TDRs	2.30	2.80	(50)
Nonperforming assets and accruing TDRs	3.90	5.01	(111)

(1) See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.				Page 5 of 11
Consolidated Balance Sheets
(In thousands, except per share data)

				September 30, 2014	September 30, 2014
	September 30,	December 31,	September 30,	compared to	compared to
	2014	2013	2013	December 31, 2013	September 30, 2013
ASSETS
Cash and due from banks	$ 26,879	$ 21,238	$ 26,133	26.6%	2.9%
Interest-bearing deposits with other banks	79,045	109,384	79,165	(27.7)	(0.2)
Federal funds sold	3,715	468	1,624	693.8	128.8
Investment securities available for sale (at fair value)	223,273	147,101	135,862	51.8	64.3
Investment securities held to maturity	4,732	5,185	2,357	(8.7)	100.8

Loans held for sale	-	3,521	23,635	(100.0)	-

Loans	705,042	711,919	718,627	(1.0)	(1.9)
Less: allowance for credit losses	(8,606)	(10,725)	(11,301)	(19.8)	(23.8)
Loans, net	696,436	701,194	707,326	(0.7)	(1.5)

Premises and equipment, net	15,229	15,198	15,175	0.2	0.4
Goodwill	11,931	12,454	12,454	(4.2)	(4.2)
Other intangible assets, net	1,364	3,520	3,594	(61.3)	(62.0)
Other real estate owned, net	4,799	3,779	5,776	27.0	(16.9)
Other assets	28,882	31,082	38,283	(7.1)	(24.6)

Total assets	$ 1,096,285	$ 1,054,124	$ 1,051,384	4.0	4.3

LIABILITIES
Noninterest-bearing deposits	$ 190,197	$ 172,797	$ 166,225	10.1	14.4
Interest-bearing deposits	750,455	760,671	764,188	(1.3)	(1.8)
Total deposits	940,652	933,468	930,413	0.8	1.1

Short-term borrowings	10,755	10,140	11,468	6.1	(6.2)
Accrued expenses and other liabilities	6,204	7,217	7,502	(14.0)	(17.3)
Total liabilities	957,611	950,825	949,383	0.7	0.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	126	85	85	48.2	48.2
Additional paid in capital	63,524	32,207	32,187	97.2	97.4
Retained earnings	75,269	71,444	70,269	5.4	7.1
Accumulated other comprehensive loss	(245)	(437)	(540)	43.9	54.6
Total stockholders' equity	138,674	103,299	102,001	34.2	36.0

Total liabilities and stockholders' equity	$ 1,096,285	$ 1,054,124	$ 1,051,384	4.0	4.3

Period-end common shares outstanding	12,615	8,471	8,461	48.9	49.1
Book value per common share	$ 10.99	$ 12.19	$ 12.06	(9.8)	(8.9)

Shore Bancshares, Inc.					Page 6 of 11
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
INTEREST INCOME
Interest and fees on loans	$8,788	$ 9,767	(10.0)%	$26,475	$ 29,816	(11.2)%
Interest and dividends on investment securities:
Taxable	850	357	138.1	2,040	1,568	30.1
Tax-exempt	3	5	(40.0)	9	14	(35.7)
Interest on federal funds sold	1	-	-	1	3	(66.7)
Interest on deposits with other banks	44	53	(17.0)	139	143	(2.8)
Total interest income	9,686	10,182	(4.9)	28,664	31,544	(9.1)

INTEREST EXPENSE
Interest on deposits	1,046	1,348	(22.4)	3,244	5,218	(37.8)
Interest on short-term borrowings	4	6	(33.3)	14	20	(30.0)
Total interest expense	1,050	1,354	(22.5)	3,258	5,238	(37.8)

NET INTEREST INCOME	8,636	8,828	(2.2)	25,406	26,306	(3.4)
Provision for credit losses	775	22,460	(96.5)	2,700	27,310	(90.1)

NET INTEREST INCOME (LOSS) AFTER PROVISION
FOR CREDIT LOSSES	7,861	(13,632)	(157.7)	22,706	(1,004)	(2,361.6)

NONINTEREST INCOME
Service charges on deposit accounts	618	600	3.0	1,778	1,772	0.3
Trust and investment fee income	496	401	23.7	1,382	1,184	16.7
Investment securities gains	-	-	-	-	913	(100.0)
Insurance agency commissions	2,176	2,724	(20.1)	7,789	8,170	(4.7)
Loss on termination of cash flow hedge	-	-	-	-	(1,306)	(100.0)
Other noninterest income	704	1,067	(34.0)	2,361	2,511	(6.0)
Total noninterest income	3,994	4,792	(16.7)	13,310	13,244	0.5

NONINTEREST EXPENSE
Salaries and wages	4,689	4,420	6.1	13,295	13,010	2.2
Employee benefits	934	971	(3.8)	3,136	3,111	0.8
Occupancy expense	565	566	(0.2)	1,769	1,775	(0.3)
Furniture and equipment expense	225	275	(18.2)	741	768	(3.5)
Data processing	741	718	3.2	2,240	2,127	5.3
Directors' fees	131	86	52.3	375	262	43.1
Amortization of intangible assets	34	74	(54.1)	168	222	(24.3)
Insurance agency commissions expense	-	409	(100.0)	906	1,328	(31.8)
FDIC insurance premium expense	399	467	(14.6)	1,234	1,200	2.8
Write-downs of other real estate owned	290	219	32.4	466	947	(50.8)
Other noninterest expenses	1,811	1,763	2.7	5,521	5,468	1.0
Total noninterest expense	9,819	9,968	(1.5)	29,851	30,218	(1.2)

Income (loss) before income taxes	2,036	(18,808)	(110.8)	6,165	(17,978)	(134.3)
Income tax (benefit) expense	774	(7,416)	(110.4)	2,340	(7,169)	(132.6)

NET (LOSS) INCOME	$1,262	$(11,392)	(111.1)	$ 3,825	$(10,809)	(135.4)

Weighted average shares outstanding - basic	12,615	8,461	49.1	10,381	8,460	22.7
Weighted average shares outstanding - diluted	12,625	8,472	49.0	10,393	8,463	22.8

Basic net income per common share	$ 0.10	$ (1.35)	(107.4)	$ 0.37	$ (1.28)	(128.9)
Diluted net income per common share	0.10	(1.35)	(107.4)	0.37	(1.28)	(128.9)
Dividends paid per common share	-	-	-	-	-	-

Shore Bancshares, Inc.								Page 7 of 11
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$ 705,637	4.95%	$ 772,008	5.03%	$ 707,347	5.02%	$ 780,359	5.12%
Investment securities
Taxable	221,105	1.53	123,499	1.15	186,694	1.46	136,680	1.53
Tax-exempt	432	4.16	521	5.27	432	4.21	560	4.97
Federal funds sold	1,378	0.06	1,618	0.07	1,519	0.05	4,241	0.10
Interest-bearing deposits	87,215	0.20	95,422	0.22	88,405	0.21	92,403	0.21
Total earning assets	1,015,767	3.79%	993,068	4.08%	984,397	3.90%	1,014,243	4.17%
Cash and due from banks	24,445		22,088		22,516		23,177
Other assets	61,989		65,001		65,154		67,036
Allowance for credit losses	(9,098)		(15,238)		(9,801)		(16,306)
Total assets	$1,093,103		$1,064,919		$1,062,266		$1,088,150

Interest-bearing liabilities
Demand deposits	$ 183,094	0.14%	$ 172,143	0.16%	$ 176,000	0.14%	$ 169,476	0.16%
Money market and savings deposits (1)	225,670	0.12	207,162	0.12	222,979	0.12	225,351	0.61
Certificates of deposit $100,000 or more	166,806	1.11	198,495	1.23	172,422	1.12	206,076	1.31
Other time deposits	179,533	0.98	192,878	1.24	183,259	1.03	197,201	1.34
Interest-bearing deposits	755,103	0.55	770,678	0.69	754,660	0.57	798,104	0.87
Short-term borrowings	7,946	0.21	10,695	0.23	8,636	0.22	11,140	0.25
Total interest-bearing liabilities	763,049	0.55%	781,373	0.69%	763,296	0.57%	809,244	0.87%
Noninterest-bearing deposits	185,209		162,189		171,761		156,286
Accrued expenses and other liabilities	6,230		7,453		7,029		8,500
Stockholders' equity	138,615		113,904		120,180		114,120
Total liabilities and stockholders' equity	$1,093,103		$1,064,919		$1,062,266		$1,088,150

Net interest spread		3.24%		3.39%		3.33%		3.30%
Net interest margin		3.38%		3.54%		3.46%		3.48%

(1) Interest on money market and savings deposits for the three and nine months ended September 30, 2013 included an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $0 and $695 thousand for the three and nine months ended September 30, 2013, respectively. Interest expense for the three and nine months ended September 30, 2014 did not reflect this adjustment because the interest rate caps were terminated in June of 2013.

Shore Bancshares, Inc.							Page 8 of 11
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	3rd quarter	2nd quarter	1st quarter	4th quarter	3rd quarter	3Q 14		3Q 14
	2014	2014	2014	2013	2013	compared to		compared to
	(3Q 14)	(2Q 14)	(1Q 14)	(4Q 13)	(3Q 13)	2Q 14		3Q 13
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$ 8,659	$ 8,469	$ 8,347	$ 8,595	$ 8,852	2.2%		(2.2)%
Less: Taxable-equivalent adjustment	24	22	24	25	24	9.1		-
Net interest income	8,636	8,447	8,323	8,570	8,828	2.2		(2.2)
Provision for credit losses	775	950	975	474	22,460	(18.4)		(96.5)
Noninterest income	3,994	4,528	4,788	4,215	4,792	(11.8)		(16.7)
Noninterest expense	9,819	9,917	10,115	10,468	9,968	(1.0)		(1.5)
Income (loss) before income taxes	2,036	2,108	2,021	1,843	(18,808)	(3.4)		(110.8)
Income tax expense (benefit)	774	803	763	668	(7,416)	(3.6)		(110.4)
Net income (loss)	$ 1,262	$ 1,305	$ 1,258	$ 1,175	$ (11,392)	(3.3)		(111.1)

Return on average assets	0.46%	0.50%	0.49%	0.44%	(4.24)%	(4)	bp	470	bp
Return on average equity	3.61	4.47	4.88	4.50	(39.68)	(86)		4,329
Return on average tangible equity (1)	4.06	5.28	5.97	5.53	(46.03)	(122)		5,009
Net interest margin	3.38	3.49	3.50	3.47	3.54	(11)		(16)
Efficiency ratio - GAAP	77.60	76.30	77.01	81.72	73.06	130		454
Efficiency ratio - Non-GAAP (1)	77.33	76.51	76.44	81.14	74.13	82		320

PER SHARE DATA
Basic net income (loss) per common share	$ 0.10	$ 0.13	$ 0.15	$ 0.14	$ (1.35)	(23.1)%		(107.4)%
Diluted net income (loss) per common share	0.10	0.13	0.15	0.14	(1.35)	(23.1)		(107.4)
Dividends paid per common share	-	-	-	-	-	-		-
Book value per common share at period end	10.99	10.90	12.35	12.19	12.06	0.8		(8.9)
Tangible book value per common share at period end (1)	9.94	9.84	10.47	10.31	10.16	1.0		(2.2)
Market value at period end	9.00	9.01	9.51	9.22	8.80	(0.1)		2.3
Market range:
High	9.03	10.49	9.99	9.45	9.06	(13.9)		(0.3)
Low	8.96	8.57	9.00	8.50	7.06	4.6		26.9

AVERAGE BALANCE SHEET DATA
Loans	$ 705,637	$ 708,718	$ 707,708	$ 718,070	$ 772,008	(0.4)%		(8.6)%
Investment securities	221,537	183,559	155,556	145,181	124,020	20.7		78.6
Earning assets	1,015,767	972,976	966,304	982,519	993,068	4.4		2.3
Assets	1,093,103	1,048,592	1,044,568	1,060,315	1,064,919	4.2		2.6
Deposits	940,312	915,241	923,524	938,293	932,867	2.7		0.8
Stockholders' equity	138,615	117,089	104,462	103,507	113,904	18.4		21.7

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$ 1,245	$ 1,943	$ 1,631	$ 1,050	$ 26,882	(35.9)%		(95.4)%

Nonaccrual loans excluding nonaccrual loans held for sale (hfs)	$ 12,718	$ 15,176	$ 19,156	$ 14,626	$ 17,501	(16.2)		(27.3)
Loans 90 days past due and still accruing	-	5	121	270	9	(100.0)		(100.0)
Other real estate owned	4,799	4,201	4,672	3,779	5,776	14.2		(16.9)
Total nonperforming assets excluding nonaccrual loans hfs	17,517	19,382	23,949	18,675	23,286	(9.6)		(24.8)
Nonaccrual loans hfs	-	-	-	3,521	7,265	-		-
Total nonperforming assets including nonaccrual loans hfs	$ 17,517	$ 19,382	$ 23,949	$ 22,196	$ 30,551	(9.6)		(42.7)

Accruing troubled debt restructurings (TDRs) excluding TDRs hfs	$ 25,246	$ 25,402	$ 25,333	$ 26,088	$ 29,439	(0.6)		(14.2)
Accruing TDRs hfs	-	-	-	-	14,842	-		-
Total accruing TDRs including TDRs hfs	$ 25,246	$ 25,402	$ 25,333	$ 26,088	$ 44,281	(0.6)		(43.0)

Total nonperforming assets and accruing TDRs excluding nonaccrual loans and TDRs hfs	$ 42,763	$ 44,784	$ 49,282	$ 44,763	$ 52,725	(4.5)		(18.9)
Nonaccrual loans and TDRs hfs	-	-	-	3,521	22,107	-		-
Total nonperforming assets and accruing TDRs including nonaccrual loans and TDRs hfs	$ 42,763	$ 44,784	$ 49,282	$ 48,284	$ 74,832	(4.5)		(42.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.65%	12.91%	9.97%	9.80%	9.70%	(26)	bp	295	bp
Period-end tangible equity to tangible assets (1)	11.58	11.81	8.58	8.41	8.30	(23)		328

Annualized net charge-offs to average loans	0.70	1.10	0.93	0.58	13.81	(40)		(1,311)

Allowance for credit losses as a percent of (including loans hfs):
Period-end loans	1.22	1.28	1.43	1.51	1.57	(6)		(35)
Nonaccrual loans	67.67	59.80	52.56	59.10	45.63	787		2,204
Nonperforming assets	49.13	46.83	42.04	48.32	36.99	230		1,214
Accruing TDRs	34.09	35.73	39.75	41.11	25.52	(164)		857
Nonperforming assets and accruing TDRs	20.12	20.27	20.43	22.21	15.10	(15)		502

As a percent of total loans (including loans hfs):
Nonaccrual loans	1.80	2.14	2.72	2.54	3.34	(34)		(154)
Accruing TDRs	3.58	3.58	3.60	3.65	5.97	-		(239)
Nonaccrual loans and accruing TDRs	5.38	5.72	6.32	6.19	9.31	(34)		(393)

As a percent of total loans+other real estate owned (including loans hfs):
Nonperforming assets	2.47	2.72	3.38	3.09	4.08	(25)		(161)
Nonperforming assets and accruing TDRs	6.02	6.27	6.96	6.72	10.00	(25)		(398)

As a percent of total assets (including loans hfs):
Nonaccrual loans	1.16	1.43	1.83	1.72	2.36	(27)		(120)
Nonperforming assets	1.60	1.82	2.28	2.11	2.91	(22)		(131)
Accruing TDRs	2.30	2.39	2.41	2.47	4.21	(9)		(191)
Nonperforming assets and accruing TDRs	3.90	4.21	4.69	4.58	7.12	(31)		(322)

(1) See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.						Page 9 of 11
Consolidated Statements of Operations By Quarter
(In thousands, except per share data)

						3Q 14	3Q 14
						compared to	compared to
	3Q 14	2Q 14	1Q 14	4Q 13	3Q 13	2Q 14	3Q 13
INTEREST INCOME
Interest and fees on loans	$8,788	$8,812	$8,875	$9,242	$ 9,767	(0.3)%	(10.0)%
Interest and dividends on investment securities:
Taxable	850	669	521	504	357	27.1	138.1
Tax-exempt	3	3	3	3	5	-	(40.0)
Interest on federal funds sold	1	-	-	1	-	-	-
Interest on deposits with other banks	44	39	56	57	53	12.8	(17.0)
Total interest income	9,686	9,523	9,455	9,807	10,182	1.7	(4.9)

INTEREST EXPENSE
Interest on deposits	1,046	1,071	1,127	1,230	1,348	(2.3)	(22.4)
Interest on short-term borrowings	4	5	5	7	6	(20.0)	(33.3)
Total interest expense	1,050	1,076	1,132	1,237	1,354	(2.4)	(22.5)

NET INTEREST INCOME	8,636	8,447	8,323	8,570	8,828	2.2	(2.2)
Provision for credit losses	775	950	975	474	22,460	(18.4)	(96.5)

NET INTEREST INCOME (LOSS) AFTER PROVISION
FOR CREDIT LOSSES	7,861	7,497	7,348	8,096	(13,632)	4.9	(157.7)

NONINTEREST INCOME
Service charges on deposit accounts	618	602	558	599	600	2.7	3.0
Trust and investment fee income	496	455	431	429	401	9.0	23.7
Investment securities gains	-	-	-	-	-	-	-
Insurance agency commissions	2,176	2,536	3,077	2,477	2,724	(14.2)	(20.1)
Loss on termination of cash flow hedge	-	-	-	-	-	-	-
Other noninterest income	704	935	722	710	1,067	(24.7)	(34.0)
Total noninterest income	3,994	4,528	4,788	4,215	4,792	(11.8)	(16.7)

NONINTEREST EXPENSE
Salaries and wages	4,689	4,292	4,314	4,336	4,420	9.2	6.1
Employee benefits	934	1,020	1,182	983	971	(8.4)	(3.8)
Occupancy expense	565	577	627	569	566	(2.1)	(0.2)
Furniture and equipment expense	225	243	273	252	275	(7.4)	(18.2)
Data processing	741	739	760	773	718	0.3	3.2
Directors' fees	131	132	112	92	86	(0.8)	52.3
Amortization of intangible assets	34	60	74	74	74	(43.3)	(54.1)
Insurance agency commissions expense	-	394	512	470	409	(100.0)	(100.0)
FDIC insurance premium expense	399	377	458	613	467	5.8	(14.6)
Write-downs of other real estate owned	290	101	75	371	219	187.1	32.4
Other noninterest expenses	1,811	1,982	1,728	1,935	1,763	(8.6)	2.7
Total noninterest expense	9,819	9,917	10,115	10,468	9,968	(1.0)	(1.5)

Income (loss) before income taxes	2,036	2,108	2,021	1,843	(18,808)	(3.4)	(110.8)
Income tax expense (benefit)	774	803	763	668	(7,416)	(3.6)	(110.4)

NET INCOME (LOSS)	$1,262	$1,305	$1,258	$1,175	$(11,392)	(3.3)	(111.1)

Weighted average shares outstanding - basic	12,615	10,013	8,471	8,463	8,461	26.0	49.1
Weighted average shares outstanding - diluted	12,625	10,024	8,484	8,474	8,461	25.9	49.2

Basic net income (loss) per common share	$ 0.10	$ 0.13	$ 0.15	$ 0.14	$ (1.35)	(23.1)	(107.4)
Diluted net income (loss) per common share	0.10	0.13	0.15	0.14	(1.35)	(23.1)	(107.4)
Dividends paid per common share	-	-	-	-	-	-	-

Shore Bancshares, Inc.											Page 10 of 11
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											3Q 14	3Q 14
											compared to	compared to
	3Q 14		2Q 14		1Q 14		4Q 13		3Q 13		2Q 14	3Q 13
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$ 705,637	4.95%	$ 708,718	5.00%	$ 707,708	5.10%	$ 718,070	5.07%	$ 772,008	5.03%	(0.4)%	(8.6)%
Investment securities
Taxable	221,105	1.53	183,128	1.46	155,123	1.36	144,699	1.38	123,499	1.15	20.7	79.0
Tax-exempt	432	4.16	431	4.23	433	4.25	482	4.39	521	5.27	0.2	(17.1)
Federal funds sold	1,378	0.06	1,476	0.05	1,708	0.05	2,692	0.06	1,618	0.07	(6.6)	(14.8)
Interest-bearing deposits	87,215	0.20	79,223	0.20	98,907	0.23	101,529	0.22	95,422	0.22	10.1	(8.6)
Total earning assets	1,015,767	3.79%	972,976	3.93%	963,879	3.98%	967,472	3.97%	993,068	4.08%	4.4	2.3
Cash and due from banks	24,445		20,376		22,708		20,900		22,088		20.0	10.7
Other assets	61,989		64,915		68,628		85,095		65,001		(4.5)	(4.6)
Allowance for credit losses	(9,098)		(9,675)		(10,647)		(13,152)		(15,238)		(6.0)	(40.3)
Total assets	$1,093,103		$1,048,592		$1,044,568		$1,060,315		$1,064,919		4.2	2.6

Interest-bearing liabilities
Demand deposits	$ 183,094	0.14%	$ 171,004	0.14%	$ 173,801	0.14%	$ 176,492	0.15%	$ 172,143	0.16%	7.1	6.4
Money market and savings deposits (1)	225,670	0.12	220,850	0.12	222,378	0.12	211,294	0.12	207,162	0.12	2.2	8.9
Certificates of deposit $100,000 or more	166,806	1.11	171,830	1.11	178,792	1.13	190,117	1.16	198,495	1.23	(2.9)	(16.0)
Other time deposits	179,533	0.98	183,336	1.02	186,960	1.08	188,645	1.14	192,878	1.24	(2.1)	(6.9)
Interest-bearing deposits	755,103	0.55	747,020	0.58	761,931	0.60	766,548	0.64	770,678	0.69	1.1	(2.0)
Short-term borrowings	7,946	0.21	8,633	0.22	9,345	0.22	10,505	0.23	10,695	0.23	(8.0)	(25.7)
Total interest-bearing liabilities	763,049	0.55%	755,653	0.57%	771,276	0.60%	777,053	0.63%	781,373	0.69%	1.0	(2.3)
Noninterest-bearing deposits	185,209		168,221		161,593		171,745		162,189		10.1	14.2
Accrued expenses and other liabilities	6,230		7,629		7,237		8,010		7,453		(18.3)	(16.4)
Stockholders' equity	138,615		117,089		104,462		103,507		113,904		18.4	21.7
Total liabilities and stockholders' equity	$1,093,103		$1,048,592		$1,044,568		$1,060,315		$1,064,919		4.2	2.6

Net interest spread		3.24%		3.36%		3.38%		3.34%		3.39%
Net interest margin		3.38%		3.49%		3.50%		3.47%		3.54%

(1) Interest on money market and savings deposits for the third quarter of 2013 included an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $0 for the third quarter of 2013. Interest expense for the other quarters presented did not reflect this adjustment because the interest rate caps were terminated in June of 2013.

Shore Bancshares, Inc.						Page 11 of 11
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)

						YTD	YTD
	3Q 14	2Q 14	1Q 14	4Q 13	3Q 13	9/30/2014	9/30/2013

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net income (loss)	$ 1,262	$ 1,305	$ 1,258	$ 1,175	$ (11,392)	$ 3,825	$ (10,809)
Net income (loss) - annualized (A)	$ 5,007	$ 5,234	$ 5,102	$ 4,662	$ (45,197)	$ 5,114	$ (14,452)

Net income (loss), excluding net amortization of intangible assets	$ 1,283	$ 1,341	$ 1,303	$ 1,220	$ (11,347)	$ 3,927	$ (10,675)

Net income (loss), excluding net amortization of intangible
assets - annualized (B)	$ 5,090	$ 5,379	$ 5,284	$ 4,840	$ (45,018)	$ 5,250	$ (14,272)

Average stockholders' equity (C)	$ 138,615	$ 117,089	$ 104,462	$ 103,507	$ 113,904	$120,180	$ 114,120
Less: Average goodwill and other intangible assets	(13,315)	(15,295)	(15,945)	(16,018)	(16,092)	(14,842)	(16,166)
Average tangible equity (D)	$ 125,300	$ 101,794	$ 88,517	$ 87,489	$ 97,812	$105,338	$ 97,954

Return on average equity (GAAP) (A)/(C)	3.61%	4.47%	4.88%	4.50%	(39.68)%	4.26%	(12.66)%
Return on average tangible equity (Non-GAAP) (B)/(D)	4.06%	5.28%	5.97%	5.53%	(46.03)%	4.98%	(14.57)%

The following reconciles GAAP efficiency ratio and non-GAAP
efficiency ratio (Note 2):

Noninterest expense (E)	$ 9,819	$ 9,917	$ 10,115	$ 10,468	$ 9,968	$ 29,851	$ 30,218
Less: Amortization of intangible assets	(34)	(60)	(74)	(74)	(74)	(168)	(222)
Other nonrecurring adjustments	-	-	-	-	-	-	49
Adjusted noninterest expense (F)	$ 9,785	$ 9,857	$ 10,041	$ 10,394	$ 9,894	$ 29,683	$ 30,045

Taxable-equivalent net interest income (G)	$ 8,659	$ 8,469	$ 8,347	$ 8,595	$ 8,852	$ 25,475	$ 26,384
Nonrecurring adjustment	-	-	-	-	-	-	(308)
Taxable-equivalent net interest income excluding nonrecurring adjustment (H)	$ 8,659	$ 8,469	$ 8,347	$ 8,595	$ 8,852	$ 25,475	$ 26,076

Noninterest income (I)	$ 3,994	$ 4,528	$ 4,788	$ 4,215	$ 4,792	$ 13,310	$ 13,244
Less: Investment securities (gains)/losses	-	-	-	-	-	-	(913)
Other nonrecurring (gains)/losses	-	(114)	-	-	(297)	(114)	21,098
Adjusted noninterest income (J)	$ 3,994	$ 4,414	$ 4,788	$ 4,215	$ 4,495	$ 13,196	$ 33,429

Efficiency ratio (GAAP) (E)/(G)+(I)	77.60%	76.30%	77.01%	81.72%	73.06%	76.97%	76.25%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	77.33%	76.51%	76.44%	81.14%	74.13%	76.76%	50.49%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (K)	$ 138,674	$ 137,493	$ 104,632	$ 103,299	$ 102,001
Less: Goodwill and other intangible assets	(13,295)	(13,328)	(15,900)	(15,974)	(16,048)
Tangible equity (L)	$ 125,379	$ 124,165	$ 88,732	$ 87,325	$ 85,953

Shares outstanding (M)	12,615	12,615	8,471	8,471	8,461

Book value per common share (GAAP) (K)/(M)	$ 10.99	$ 10.90	$ 12.35	$ 12.19	$ 12.06
Tangible book value per common share (Non-GAAP) (L)/(M)	$ 9.94	$ 9.84	$ 10.47	$ 10.31	$ 10.16

The following reconciles equity to assets and
tangible equity to tangible assets (Note 1):

Stockholders' equity (N)	$ 138,674	$ 137,493	$ 104,632	$ 103,299	$ 102,001
Less: Goodwill and other intangible assets	(13,295)	(13,328)	(15,900)	(15,974)	(16,048)
Tangible equity (O)	$ 125,379	$ 124,165	$ 88,732	$ 87,325	$ 85,953

Assets (P)	$1,096,285	$1,064,853	$1,049,514	$1,054,124	$1,051,384
Less: Goodwill and other intangible assets	(13,295)	(13,328)	(15,900)	(15,974)	(16,048)
Tangible assets (Q)	$1,082,990	$1,051,525	$1,033,614	$1,038,150	$1,035,336

Period-end equity/assets (GAAP) (N)/(P)	12.65%	12.91%	9.97%	9.80%	9.70%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	11.58%	11.81%	8.58%	8.41%	8.30%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

CONTACT: George Rapp, Chief Financial Officer, 410-763-7800